Exhibit 10.1

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into this 24th day of February, 2010, by and between Resaca Exploitation, Inc., a Texas corporation (“Parent”), Resaca Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Cano Petroleum, Inc., a Delaware corporation (“Target”).

W I T N E S S E T H :

WHEREAS, Parent, Merger Sub and Target are parties to that certain Agreement and Plan of Merger dated September 29, 2009 (the “Original Agreement”);

WHEREAS, Parent and Target desire to amend the Original Agreement to extend the Termination Date to April 30, 2010; and

WHEREAS, pursuant to Section 11.12 of the Original Agreement, the Original Agreement may be amended if made in writing by Parent and Target.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.               Certain Definitions.  Terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Original Agreement.  All references to the “Agreement” in the Original Agreement shall be deemed to refer to the Original Agreement, as amended by this Amendment.

Section 2.               Amendment and Restatement of Section 10.1(b).  Section 10.1(b) of the Original Agreement is hereby amended and restated to read as follows:

“              (b)           by either Parent or Target if the Effective Time has not occurred on or before April 30, 2010 (the “Termination Date”), provided that the party seeking to terminate this Agreement pursuant to this Section 10.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before the Termination Date;”

Section 3.               Ratification of the Original Agreement.  The Original Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects and shall remain in full force and effect.

Section 4.               Counterparts.  This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

RESACA EXPLOITATION, INC.

By:	/s/ Dennis Hammond
Name:	Dennis Hammond
Title:	President

RESACA ACQUISITION SUB, INC.

By:	/s/ Dennis Hammond
Name:	Dennis Hammond
Title:	President

CANO PETROLEUM, INC.

By:	/s/ S. Jeffrey Johnson
Name:	S. Jeffrey Johnson
Title:	Chief Executive Officer